As filed with the U.S. Securities and Exchange Commission on January 31, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Imperial Petroleum Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

331 Kifissias Avenue

Erithrea 14561 Athens, Greece

(Address of principal executive offices)

Harry N. Vafias

331 Kifissias Avenue,

Erithrea 14561, Athens, Greece

Telephone: (011) (30) (210) 625 0001

Facsimile: (011) (30) (210) 625 0018

(Name, Telephone, E-mail and/or Facsimile number and Address of Company Contact Person)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Finn Murphy, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000	Barry Grossman, Esq. Sarah Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-262264

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company.  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended, and is being filed for the sole purpose of increasing the proposed maximum aggregate offering price of the securities offered by Imperial Petroleum Inc. by $4,726,500. This registration statement relates to Imperial Petroleum Inc.’s registration statement on Form F-1 (File No. 333-262264), as amended (the “Prior Registration Statement”), declared effective by the Securities and Exchange Commission on January 31, 2022. The contents of the Prior Registration Statement are incorporated herein by reference.

The required opinions, consents and filing fee-related information are listed on an Exhibit Index attached hereto and filed herewith.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

5.1	Opinion of Reeder & Simpson P.C. as to the validity of the shares of common stock being registered

5.2	Opinion of Morgan, Lewis & Bockius LLP as to the validity of the units and warrants being registered

8.1	Opinion of Reeder & Simpson, P.C. with respect to certain Marshall Islands tax matters

8.2	Opinion of Morgan, Lewis & Bockius LLP with respect to certain U.S. tax matters

23.1	Consent of Deloitte Certified Public Accountants S.A.

23.2	Consent of Reeder & Simpson P.C. (included in Exhibits 5.1 and 8.1)

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibits 5.2 and 8.2)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 262264), originally filed with the Commission on January 20, 2022 and incorporated herein by reference).

107	Filing Fee Table

*	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on the 31st day of January, 2022.

IMPERIAL PETROLEUM INC. (Registrant)

By:	/s/ Harry N. Vafias
Name:	Harry N. Vafias
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 31, 2022.

Signature	Title
/s/ Harry N. Vafias	Chief Executive Officer and Director (Principal Executive Officer)
Harry N. Vafias

/s/ Ifigeneia Sakellari	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Ifigeneia Sakellari

*	Director
John Kostoyiannis

*
George Xiradakis	Director

*By:	/s/ Harry N. Vafias
Attorney-in-Fact

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement on Form F-1 in the City of Newark, State of Delaware, on January 31, 2022.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director